Exhibit (k)(1)(i)
AMENDMENT NO. 1 TO ADMINISTRATION SERVICES AGREEMENT
     This Amendment No. 1 dated June 6, 2008 is made to the Administration Services Agreement dated as of October 18, 2004 (the “Agreement”) by and between HIGHLAND CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (“Highland”), and HIGHLAND FLOATING RATE FUND, a Massachusetts business trust, the predecessor in interest to HIGHLAND FLOATING RATE FUND, a Delaware statutory trust (the “Fund”).
     WHEREAS, Highland provides administration services to the Fund pursuant to the Agreement; and
     WHEREAS, Highland and the Fund desire to amend the Agreement to set forth in more detail the administration services that Highland has been providing and will continue to provide to the Fund; and
     WHEREAS, Section 17 of the Agreement provides that the Agreement may be changed by a written amendment;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
     Section 14 of the Agreement is hereby amended and restated in its entirety, effective as of the date hereof, as follows:
     14. Description of Administration Services on a Continuous Basis. Highland will perform the following administration services:
(i)	Prepare monthly security transaction listings;

(ii)	Supply various normal and customary portfolio and Fund statistical data as requested on an ongoing basis;

(iii)	Prepare for execution and file the Fund’s Federal and state tax returns: prepare a fiscal tax provision in coordination with the annual audit; prepare an excise tax provision; and prepare all relevant 1099 calculations;

(iv)	Coordinate contractual relationships and communications between the Fund and its contractual service providers;

(v)	Coordinate printing of the Fund’s annual and semi-annual shareholder reports;

(vi)	Prepare income and capital gain distributions;

(vii)	Prepare the semiannual and annual financial statements;

(viii)	Monitor the Fund’s compliance with IRC, SEC and prospectus requirements;

(ix)	Prepare, coordinate with the Fund’s counsel and coordinate the filing with the SEC: Post-Effective Amendments to the Fund’s Registration Statement and supplements to or revisions of the Fund’s prospectus and statement of additional information; Quarterly Repurchase Offer Filings on Form N-23c-3; semi-annual reports on Form N-SAR and Form N-CSR; Form N-Q; and Form N-PX based upon information provided by the Fund;

(x)	Assist in the preparation of notices of meetings of shareholders, coordinate preparation of proxy statements, including obtaining information required to be disclosed by applicable regulations and the engagement of proxy solicitors on behalf of the Fund;

(xi)	Assist in obtaining the fidelity bond and trustees’ and officers’/errors and omissions insurance policies for the Fund in accordance with the requirements of Rule 17g-1 and 17d-1(d)(7) under the 1940 Act, including evaluation of insurance carriers, recommending appropriate coverage levels and evaluating the costs thereof, as such bond and policies are approved by the Fund’s Board of Trustees;

(xii)	Monitor the Fund’s assets to assure adequate fidelity bond coverage is maintained;

(xiii)	Draft agendas and resolutions for quarterly and special board meetings;

(xiv)	Coordinate the preparation, assembly and mailing of board materials;

(xv)	Attend board meetings and draft minutes thereof;

(xvi)	Maintain the Fund’s corporate calendar to assure compliance with various filing and board approval deadlines;

(xvii)	Assist the Fund in the handling of SEC examinations and responses thereto;

(xviii)	If the chief executive officer or chief financial officer of the Fund is required to provide a certification as part of the Fund’s Form N-CSR or Form N-Q filing pursuant to regulations promulgated by the SEC under Section 302 of the Sarbanes-Oxley Act of 2002, Highland will provide (to such person or entity as agreed between the Fund and Highland) a sub-certification in support of certain matters set forth in the aforementioned certification, such sub-certification to be in such form and relating to such matters as agreed between the Fund and Highland from time to time. Highland shall be required to provide the sub-certification only during the term of the Agreement and only if it receives such cooperation as it may request to perform its investigations with respect to the sub-certification. For clarity, the sub-certification is not itself a certification under the Sarbanes-Oxley Act of 2002 or under any other regulatory requirement;

(xix)	Prepare and coordinate the Fund’s state notice filings;

(xx)	Furnish the Fund office space in the offices of Highland, or in such other place or places as may be agreed from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service for managing the administrative affairs of the Fund;

(xxi)	Perform clerical, bookkeeping and other administrative services not provided by the Fund’s other service providers;

(xxii)	Determine or oversee the determination and publication of the Fund’s net asset value in accordance with the Fund’s policies as adopted from time to time by the Board of Trustees;

(xxiii)	Oversee the maintenance by the Fund’s custodian and transfer agent and dividend disbursing agent of certain books and records of the Fund as required under Rule 31a-1(b)(2)(iv) of the 1940 Act and maintain (or oversee maintenance by such other persons as approved by the Board of Trustees) such other books and records required by law or for the proper operation of the Fund;

(xxiv)	Determine the amounts available for distribution as dividends and distributions to be paid by the Fund to its shareholders; calculate, analyze and prepare a detailed income analysis and forecast future earnings for presentation to the Board of Trustees; prepare and arrange for the printing of dividend notices to shareholders, as applicable; and provide the Fund’s dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Fund’s dividend reinvestment plan;

(xxv)	Serve as liaison between the Fund and each of its service providers;

(xxvi)	Assist in monitoring and tracking the daily cash flows of the individual assets of the Fund, as well as security position data of portfolio investments; assist in resolving any identified discrepancies with the appropriate third party, including the Fund’s custodian, administrative agents and other service providers, through various means including researching available data via agent notices, financial news and data services, and other sources.

(xxvii)	Monitor compliance with leverage tests under the Fund’s credit facility, and communicate with leverage providers and rating agencies;

(xxviii)	Coordinate negotiation and renewal of credit agreements for presentation to the Board of Trustees;

(xxix)	Coordinate negotiations of agreements with counterparties and the Fund’s custodian for derivatives, short sale and similar transactions, as applicable;

(xxx)	Provide assistance with the settlement of trades of portfolio securities;

(xxxi)	Coordinate and oversee the provision of legal services to the Fund;

(xxxii)	Cooperate with the Fund’s independent registered public accounting firm in connection with audits and reviews of the Fund’s financial statements, including interviews and other meetings, and provide necessary information and coordinate confirmations of bank loans and other assets for which custody is not through DTC, as necessary;

(xxxiii)	Provide Secretary and any Assistant Secretaries, Treasurer and any Assistant Treasurers and other officers for the Fund as requested;

(xxxiv)	Develop or assist in developing guidelines and procedures to improve overall compliance by the Fund;

(xxxv)	Investigate and research customer and other complaints to determine liability, facilitate resolution and promote equitable treatment of all parties;

(xxxvi)	Determine and monitor expense accruals for the Fund;

(xxxvii)	Authorize expenditures and approve bills for payment on behalf of the Fund;

(xxxviii)	Monitor the number of shares of the Fund registered and assist in the registration of additional shares, as necessary;

(xxxix)	Prepare such reports as the Board of Trustees of the Fund may request from time to time; and

(xl)	Perform such additional administrative duties relating to the administration of the Fund as may subsequently be agreed upon in writing between the Fund and Highland.
     Except as expressly set forth above, the Agreement will remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

HIGHLAND CAPITAL MANAGEMENT, L.P.

By:	Strand Advisors, Inc.,
its general partner

	By:	/s/ James Dondero
Name: James Dondero, CFA, CPA
Title: President

HIGHLAND FLOATING RATE FUND

By:	/s/ James Dondero

Name: James Dondero, CFA, CPA
Title: President

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